EXHIBIT 99.1

News Release

Berry Announces Second Quarter 2025 Results
Second Quarter Highlights

● GAAP: Net sales of $2.5 billion; Operating income of $391 million; Earnings per share of $1.64
● Non-GAAP: Operating EBITDA of $436 million; Adjusted earnings per share of $1.55
● Second quarter volume and earning results in-line with expectations; Another quarter of volume growth +2%

 Kevin Kwilinski, Berry’s CEO said, “Berry delivered a solid second quarter result aligned with the expectations we set.  All three of our segments, once again, delivered positive volumes, driving 2% overall organic volume growth in the quarter.  I am extremely proud of our teams and their focus on delivering these results while managing several strategic portfolio activities, including the sale of our Tapes business and the pending merger with Amcor.  Together, we will be among the global leaders in consumer and healthcare packaging solutions with the combined material science and innovation capabilities required to revolutionize product development and better solve customers’ needs and consumers’ sustainability aspirations.

Key Financials (1)
	March Quarter		March YTD
GAAP results	2025	2024	2025	2024
Net sales	$2,520	$2,519	$4,905	$4,852
Operating income	391	182	543	347
EPS (diluted)	1.64	0.80	2.33	1.35

	March Quarter		Comparable	March YTD		Comparable
Adjusted non-GAAP results	2025	2024	%	2025	2024	%
Operating EBITDA	436	427	2%	814	792	3%
Adjusted EPS (diluted)	1.55	1.49	4%	2.64	2.54	4%

(1)
Adjusted non-GAAP results exclude items not considered to be ongoing operations.  The March 2025 quarter included a pre-tax gain on the sale of our Tapes business of $175 million.  March 2024 quarter included a $57 million loss on divestitures and business integration expenses of $30 million primarily associated with our cost reduction efforts process.  In addition, comparable change % excludes the impacts of foreign currency, acquisitions, and recent divestitures.  Further details related to non-GAAP measures and reconciliations can be found under our “Non-GAAP Financial Measures and Estimates” section and in reconciliation tables in this release.  In millions of USD, except per share data.

Financial Results – Second Quarter 2025

Consolidated Overview
Net sales were similar compared to the prior year quarter at $2.5 billion.  The change is primarily attributed to increased selling prices of $50 million due to the pass through of higher polymer costs, and 2% organic volume growth, offset by net sales attributed to divestitures of $62 million.

The operating income increase is primarily attributed to a $7 million favorable impact from volume increases, a $41 million decline in business integration expenses, and the $175 million gain from the divestiture of the Tapes business, partially offset by loss income from the divested business.

Consumer Packaging – International
Net sales were similar compared to the prior year quarter at $970 million.  The change is primarily attributed to increased selling prices of $32 million from higher raw material costs and a 1% organic volume growth, partially offset by a $20 million decline from divestitures and 2% impact from currency declines against the US dollar.

The operating income increase is primarily attributed to $9 million favorable impact from price cost spread and a $58 million decline in business integration expenses.

Consumer Packaging – North America
Net sales increased by 5% to $789 million primarily attributed to 2% organic volume growth and higher selling prices of $9 million.

The operating income decrease is primarily attributed to a negative impact from price cost spread partially offset by a favorable impact from organic volume growth.

Flexibles
Net sales decreased by 5% to $761 million, primarily attributed to a $58 million decline from the divested Tapes business partially offset by increased selling prices of $9 million and 2% organic volume growth.

The operating income increase is primarily attributed to the $175 million gain from the divestiture of the Tapes business, partially offset by loss income from the divested business.

Due to the pending transaction with Amcor plc, the Company will not host a quarterly conference call to review its second quarter results.  We have posted this release on the Company’s website at https://ir.berryglobal.com/financials.

About Berry
At Berry Global Group, Inc. (NYSE: BERY), we create innovative packaging solutions that we believe make life better for people and the planet. We do this every day by leveraging our unmatched global capabilities, sustainability leadership, and deep innovation expertise to serve customers of all sizes around the world. Harnessing the strength in our diversity and industry-leading talent of over 340,000 global employees across more than 200 locations, we partner with customers to develop, design, and manufacture innovative products with an eye toward the circular economy. The challenges we solve and the innovations we pioneer benefit our customers at every stage of their journey. For more information, visit our website, or connect with us on LinkedIn or X.

Non-GAAP Financial Measures and Estimates
This press release includes non-GAAP financial measures such as operating EBITDA, Adjusted operating income, Adjusted earnings per share (or adjusted EPS), free cash flow, and comparable basis net sales, comparable adjusted EPS and comparable operating EBITDA.  A reconciliation of these non-GAAP financial measures to comparable measures determined in accordance with accounting principles generally accepted in the United States of America (GAAP) is set forth at the end of this press release.  Information reconciling forward-looking adjusted EPS and free cash flow is not provided because such information is not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including debt refinancing activity or other non-comparable items.  These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.

Forward Looking Statements
Statements in this release that are not historical, including statements relating to the expected future performance of the Company as well as estimates and statements as to the expected effects of the proposed transaction between Berry and Amcor, are considered “forward looking” within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “outlook,” “anticipates” or “looking forward,” or similar expressions that relate to our strategy, plans, intentions, or expectations.  Such statements, including projections as to the anticipated benefits of the Berry/Amcor transaction, the impact of the transaction on Berry’s and Amcor’s business and future financial and operating results and prospects, the amount and timing of synergies from the transaction, the aggregate amount of indebtedness of the combined company following the closing of the transaction, are based on the current estimates, assumptions and projections of the management of Berry and Amcor, and are qualified by the inherent risks and uncertainties surrounding future expectations generally, all of which are subject to change. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties, many of which are beyond Berry’s and Amcor’s control. None of Berry, Amcor or any of their respective directors, executive officers, or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur, or if any of them do occur, what impact they will have on the business, results of operations or financial condition of Berry or Amcor. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on Berry’s and Amcor’s businesses, and the ability to successfully realize the transaction’s expected benefits. Risks and uncertainties that could cause results to differ from expectations include, but are not limited to, the risks arising from the integration of the Berry and Amcor businesses; the risk that the anticipated benefits of the transaction may not be realized when expected or at all; the risk of unexpected costs or expenses resulting from the transaction; the risk of litigation related to the transaction; the risks related to disruption of management’s time from ongoing business operations as a result of the transaction; the risk that the transaction may have an adverse effect on the ability of Berry and Amcor to retain key personnel and customers; general economic, market and social developments and conditions; the evolving legal, regulatory and tax regimes under which Berry and Amcor operate; potential business uncertainty, including changes to existing business relationships, related to the transaction that could affect Berry’s and/or Amcor’s financial performance; and other risks and uncertainties identified from time to time in Berry’s and Amcor’s respective filings with the SEC, including the Joint Proxy Statement/Prospectus which was filed with the SEC in connection with the transaction.  Furthermore, statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, and financial results or to our expectations regarding future industry trends are forward-looking statements.  In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.

Our actual results may differ materially from those that we expected due to a variety of factors, including without limitation: (1) risks associated with our substantial indebtedness and debt service; (2) changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices to our customers on a timely basis; (3) risks related to acquisitions or divestitures and integration of acquired businesses and their operations, and realization of anticipated cost savings and synergies; (4) risks related to international business, including transactional and translational foreign currency exchange rate risk and the risks of compliance with applicable export controls, sanctions, anti-corruption laws and regulations; (5) increases in the cost of compliance with laws and regulations, including environmental, safety, and climate change laws and regulations; (6) labor issues, including the potential labor shortages, shutdowns or strikes, or the failure to renew effective bargaining agreements; (7) risks related to disruptions in the overall global economy, persistent inflation, supply chain disruptions, and the financial markets that may adversely impact our business; (8) risk of catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions; (9) risks related to weather-related events and longer-term climate change patterns; (10) risks related to the failure of, inadequacy of, or attacks on our information technology systems and infrastructure; (11) risks that our restructuring programs may entail greater implementation costs or result in lower cost savings than anticipated; (12) risks related to future write-offs of substantial goodwill; (13) risks of competition, including foreign competition, in our existing and future markets; (14) risks related to market conditions associated with our share repurchase program; (15) risks related to market disruptions and increased market volatility; (16) the risks arising from the integration of the Amcor and Berry businesses; (17) the risk that the anticipated benefits of the proposed transaction may not be realized when expected or at all; (18) the risk of unexpected costs or expenses resulting from the proposed transaction; (21) the risk of litigation related to the proposed transaction; (19) the risks related to disruption of management’s time from ongoing business operations as a result of the proposed transaction; (20) the risk that the proposed transaction may have an adverse effect on the ability of Amcor and Berry to retain key personnel and customers; (21) general economic, market and social developments and conditions; (22) the evolving legal, regulatory and tax regimes under which Amcor and Berry operate; (23) potential business uncertainty, including changes to existing business relationships related to the transaction that could affect Amcor’s and/or Berry’s financial performance; (24) other risks and uncertainties identified from time to time in Amcor’s and Berry’s respective filings with the SEC, including the Joint Proxy Statement/Prospectus filed with the SEC in connection with the transaction; and (25) the other factors and uncertainties discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”). New factors may emerge from time to time, and it is not possible for us to predict new factors, nor can we assess the potential effect of any new factors on us. Accordingly, readers should not place undue reliance on those statements.  All forward-looking statements are based upon information available to us on the date hereof.  All forward-looking statements are made only as of the date hereof and we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Company Contact Information
Dustin Stilwell
VP, Investor Relations
+1 (812) 306 2964
ir@berryglobal.com

Berry Global Group, Inc.
Consolidated Statements of Income (Unaudited)

	Quarterly Period Ended		Two Quarterly Periods Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Net sales	$2,520	$2,519	$4,905	$4,852
Costs and expenses:
Cost of goods sold	2,018	2,019	3,947	3,922
Selling, general and administrative	200	187	423	393
Amortization of intangibles	44	48	90	95
Restructuring and transaction activities	(133)	83	(98)	95
Operating income	391	182	543	347
Other expense (income)	12	(1)	(10)	14
Interest expense, net	73	75	148	146
Income before income taxes	306	108	405	187
Income tax expense	110	13	128	27
Net income from continuing operations	$196	$95	$277	$160
Discontinued operations, net of tax	(3)	21	(70)	15
Net income	$193	$116	$207	$175

Net income per share:
Basic - continuing operations	$1.69	$0.82	$2.40	$1.38
Basic - discontinued operations	(0.03)	0.18	(0.61)	0.13
Total basic net income per share	$1.66	$1.00	$1.79	$1.51

Diluted - continuing operations	$1.64	$0.80	$2.33	$1.35
Diluted - discontinued operations	(0.02)	0.18	(0.59)	0.13
Total diluted net income per share	$1.62	$0.98	$1.74	$1.48

Outstanding weighted average shares (in millions)
Basic	116.0	115.6	115.7	115.6
Diluted	119.4	118.2	118.8	118.5

Condensed Consolidated Balance Sheets (Unaudited)

(in millions of USD)	March 29, 2025	September 28, 2024
Cash and cash equivalents	$483	$865
Accounts receivable	1,284	1,271
Inventories	1,374	1,369
Other current assets	172	182
Current assets of discontinued operations	-	887
Property, plant, and equipment	3,534	3,627
Goodwill, intangible assets, and other long-term assets	6,035	6,342
Non-current assets of discontinued operations	-	2,070
Total assets	$12,882	$16,613
Current liabilities, excluding current debt	2,089	2,449
Current liabilities of discontinued operations	-	413
Current and long-term debt	6,979	8,315
Other long-term liabilities	1,338	1,639
Non-current liabilities of discontinued operations	-	189
Stockholders’ equity	2,476	3,608
Total liabilities and stockholders' equity	$12,882	$16,613

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Two Quarterly Periods Ended
(in millions of USD)	March 29, 2025	March 30, 2024
Cash flows from operating activities:
Net income	$207	$175
Income (loss) from discontinued operations	(70)	15
Income from continuing operations	277	160
Adjustments to reconcile net cash from operating activities:
Depreciation	250	246
Amortization of intangibles	90	95
Non-cash interest, net	(25)	(44)
Share-based compensation expense	29	25
Deferred income tax	(179)	(24)
Debt extinguishment	3	3
(Gain)/Loss on disposition of business	(184)	57
Settlement of derivatives	-	23
Other non-cash operating activities, net	(9)	15
Changes in working capital	(464)	(511)
Operating cash used in continuing operations	(212)	45
Operating cash used in discontinued operations	(109)	(45)
Net cash from operating activities	(321)	-

Cash flows from investing activities:
Additions to property, plant, and equipment, net	(257)	(292)
Disposition of business	443	47
Acquisitions of business	(48)	-
Investing cash used in continuing operations	138	(245)
Investing cash used in discontinued operations	(9)	(41)
Net cash from investing activities	129	(286)

Cash flows from financing activities:
Repayments on long-term borrowings	(1,285)	(2,640)
Cash transferred to Magnera related to spin, net	(624)	-
Proceeds from long-term borrowings	-	2,350
Proceeds from HHNF long-term borrowings related to spin	1,585	-
Repurchase of common stock	-	(88)
Proceeds from issuance of common stock	53	24
Dividends paid	(80)	(70)
Debt financing costs and other	(40)	(12)
Net cash from financing activities	(391)	(436)
Effect of currency translation on cash	(29)	13
Net change in cash and cash equivalents	(612)	(709)
Cash and cash equivalents at beginning of period	1,095	1,203
Cash and cash equivalents at end of period	$483	$494

Segment and Supplemental Comparable Basis Information (Unaudited)

	Quarterly Period Ended March 29, 2025
(in millions of USD)	Consumer Packaging - International	Consumer Packaging- North America	Flexibles	Total
Net sales	$970	$789	$761	$2,520

Operating income	$69	$69	$253	$391
Depreciation and amortization	81	57	32	170
Restructuring and transaction activities (1)	15	13	(161)	(133)
Other non-cash charges	3	3	2	8
Operating EBITDA	$168	$142	$126	$436

	Quarterly Period Ended March 30, 2024
Reported net sales	$969	$751	$799	$2,519
Foreign currency, acquisitions & divestitures	(39)	14	(62)	(87)
Comparable net sales (2)	$930	$765	$737	$2,432

Operating income	$5	$75	$102	$182
Depreciation and amortization	81	57	33	171
Restructuring and transaction activities	76	7	-	83
Other non-cash charges	2	3	2	7
Foreign currency, acquisitions & divestitures	(8)	2	(10)	(16)
Comparable operating EBITDA (2)	$156	$144	$127	$427

(1) During the current quarter, the Company recorded a net gain on the sale of the Tapes business of approximately $175 million.
(2)   The prior year comparable basis change excludes the impacts of foreign currency, acquisitions, and divestitures.  Further details related to non-GAAP measures and reconciliations can be found under our “Non-GAAP Financial Measures and Estimates” section or in the reconciliation tables in this release.
   Discontinued Operations (a)
	Quarterly Period Ended		Two Quarterly Periods Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Net sales	$-	$557	$204	$1,077

Cost of sales	-	490	179	966
Selling, general, and administrative	-	26	9	55
Amortization of intangibles	-	11	4	24
Business consolidation and other activities	4	4	83	14
Operating income (loss)	(4)	26	(71)	18
Other non-operating items, net	-	2	2	(1)
Interest expense, net	-	1	1	2
Income (Loss) before income taxes	(4)	23	(74)	17
Income tax (expense) benefit	1	(2)	4	(2)
Discontinued operations, net of tax	$(3)	$21	$(70)	$15

(a)   In connection with the Healthy, Hygiene and Specialties Global Nonwovens and Films Business (‘HHNF’) transaction with Glatfelter Corporation in November 2024, this table summarizes the results of discontinued operations for the HHNF business.

Reconciliation of Non-GAAP Measures

Reconciliation of Net income and earnings per share (EPS) to adjusted operating income, operating earnings before interest, tax, depreciation and amortization (EBITDA), and adjusted earnings per share (adjusted EPS)
(in millions of USD, except per share data amounts)

	Quarterly Period Ended		Two Quarterly Periods Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Net income attributable to Berry Global Group, Inc.	$193	$116	$207	$175
Discontinued operations, net of tax	(3)	21	(70)	15
Net income from continuing operations	$196	$95	$277	$160
Add: other expense (income)	12	(1)	(10)	14
Add: interest expense	73	75	148	146
Add: income tax expense	110	13	128	27
Operating income	$391	$182	$543	$347

Add: business consolidation and other activities	(133)	83	(98)	95
Add: other non-cash charges (1)	8	7	29	25
Adjusted operating income (4)	$266	$272	$474	$467

Add: depreciation	126	123	250	246
Add: amortization of intangibles	44	48	90	95
Foreign currency, acquisitions & divestitures (3)	—	(16)	—	(16)
Operating EBITDA (4)	$436	$427	$814	$792

Net income per diluted share	$1.64	$0.80	$2.33	$1.35
Other expense, net	0.10	(0.01)	(0.08)	0.12
Restructuring and transaction activities	(1.11)	0.70	(0.83)	0.80
Amortization of intangibles from acquisitions (2)	0.37	0.41	0.76	0.80
Non-comparable tax items	0.43	—	0.43	—
Income tax impact on items above	0.12	(0.26)	0.03	(0.38)
Foreign currency, acquisitions, and divestitures		(0.15)		(0.15)
Adjusted net income per diluted share (4)	$1.55	$1.49	$2.64	$2.54

Non-U.S. GAAP Free Cash Flow (continuing operations):
Cash flow from operating activities	$160	$198	$(212)	$(1)
Additions to property, plant, and equipment (net)	(123)	(150)	(257)	(333)
Non-U.S. GAAP Free Cash Flow (continuing operations)	$37	$48	$(469)	$(334)

(1)	Other non-cash charges are primarily stock compensation expense
(2)	Amortization of intangibles from acquisition are added back to better align our calculation of adjusted EPS with peers.
(3)	The prior year comparable change excludes the impacts of foreign currency, acquisitions, and divestitures.
(4)
Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP.  Organic sales growth and comparable basis measures exclude the impact of currency translation effects and acquisitions.  These non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures.  Berry’s management believes that adjusted net income and other non-GAAP financial measures are useful to our investors because they allow for a better period-over-period comparison of operating results by removing the impact of items that, in management’s view, do not reflect our core operating performance.

We define “free cash flow” as cash flow from operating activities, less net additions to property, plant, and equipment.  We believe free cash flow is useful to an investor in evaluating our liquidity because free cash flow and similar measures are widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s liquidity.  We also believe free cash flow is useful to an investor in evaluating our liquidity as it can assist in assessing a company’s ability to fund its growth through its generation of cash.

Adjusted EBITDA is used by our lenders for debt covenant compliance purposes.  We also use Adjusted operating income, Operating EBITDA, adjusted EPS and comparable basis measures, among other measures, to evaluate management performance and in determining performance-based compensation.  Operating EBITDA is a measure widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s performance.  We also believe EBITDA and Adjusted operating income are useful to an investor in evaluating our performance without regard to revenue and expense recognition, which can vary depending upon accounting methods.
     (BERY-F)